Exhibit 10.8

RESIGNATION AGREEMENT AND GENERAL RELEASE

This Resignation Agreement and General Release (“Agreement”) is made and entered into between Energy XXI Gulf Coast, Inc. (“Employer”), on the one hand, and Antonio de Pinho (“Employee”), on the other hand, upon the following terms and conditions:

1.          Factual Recitals. Whereas, Employer and Employee have separated their employment relationship, effective as of February 2, 2017 (the “Separation Date”). Whereas, Employer is willing to provide Employee with severance consideration on the terms and conditions below. Whereas, Employer has no obligation to provide Employee with the severance consideration set forth herein. Whereas, Employee has been paid all wages, accrued vacation pay, and all other compensation and benefits to which Employee was entitled to receive prior to signing this Agreement. Whereas, Employee and Employer intend by this Agreement to fully and finally resolve any actual or potential disputes or claims between them, including any actual or potential disputes relating to wages, compensation, employment, or the termination of employment. Whereas, Employee has read, understood, and considered this Agreement, and has signed this Agreement knowingly and voluntarily.

2.          Effective Date. Once this Agreement has been signed by both parties hereto, this Agreement shall become binding and effective on the later of (a) the eighth calendar day after the date this Agreement has been signed by Employee and (b) the date by when it has been signed by Employer (the “Effective Date”).

3.          Severance Consideration. In consideration for Employee’s performance of the covenants and obligations hereunder, Employer will provide Employee with (a) a lump sum payment in the amount of $750,000, less applicable taxes and withholdings and (b) reimbursement for the monthly premium cost incurred by Employee to maintain health coverage for Employee (and Employee’s spouse and eligible dependents) for up to 18 months from the Separation Date under Employer’s group health plan for purposes of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), to the extent Employee participated in such plan as of the Separation Date and properly elects such continued coverage under COBRA (the “Severance Payments”). The payment described in clause (a) of the immediately preceding sentence will be paid in a lump sum within fifteen business days after the Effective Date, and the reimbursements described in clause (b) shall be paid on a monthly basis and shall cease upon Employee becoming eligible to participate in a health plan through another employer. Employee acknowledges that Employee has no entitlement to the Severance Payments except as consideration in exchange for the performance of the terms and conditions set forth herein.

4.          General Release of Employer by Employee. Except for the obligations arising out of this Agreement, Employee, on Employee’s own behalf and on behalf of all of Employee’s respective legal predecessors, successors, and assigns, does hereby fully and forever release, discharge, absolve, and covenant not to sue Employer, and each and all of its legal predecessors, successors, assigns, owners, fiduciaries, companies, divisions, parents, subsidiaries, affiliates, insurers, and related entities, and each of the foregoing’s respective past, present, and future officers, principals, directors, members, partners, employees, agents, volunteers, attorneys, trustees, administrators, executors, and representatives (all collectively referred to herein as the “Employer Released Parties”) from, of, and for any and all claims, demands, damages, debts, liabilities, losses, accounts, obligations, costs, expenses, attorneys’ fees, actions, liens, causes, and/or causes of action, at law or in equity, whether known or unknown, which Employee now has, has ever had, or may have in the future against Employer Released Parties based upon, relating to, arising out of, concerning, or resulting from any act, omission, matter, fact, occurrence, transaction, thing, state of facts, claim, contention, statement, or event occurring or existing at any time in the past up to and including the date Employee has signed this Agreement. Without limiting the generality of the foregoing, this General Release applies to any and all claims for wages, compensation, penalties and interest, and any and all claims, demands, damages, debts, liabilities, losses, obligations, costs, expenses, attorneys’ fees, actions, liens, causes, and/or causes of action (a) which in any way are based upon, relate to, arise out of, concern, result from (i) Employee’s hiring by, employment with, or separation from Employer (including but not limited to, any claims for wrongful termination, discrimination, harassment, sexual harassment, or retaliation), (ii) any agreement between Employee and Employer, or (b) which can be or could have been asserted by Employee under any federal, state, or local law, regulation, ordinance, or executive order, including, but not limited to, the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the federal Family and Medical Leave Act, as amended, the Americans with Disabilities Act, the Employment Retirement Income Security Act (“ERISA”), the Fair Labor Standards Act, the Texas Pay Day Law, the Texas Labor Code, the Texas Commission on Human Rights Act, any other statute or law prohibiting discrimination or relating to employment, or any common law or equity theory. Notwithstanding the generality of the foregoing, this release does not include (a) Employee’s rights to seek unemployment insurance, state disability insurance, or workers’ compensation benefits, or (b) Employee’s rights under any applicable state or federal law that creates rights that may not be waived, compromised, exchanged or relinquished as a matter of law.

4.1       ADEA Notification and Provisions. In connection with Employee’s waiver and release of claims under the Age Discrimination in Employment Act (“ADEA”), Employee is notified and hereby acknowledges that: (a) Employee is and was advised to consult with an attorney prior to executing this Agreement, (b) Employee has 21 calendar days after receiving this Agreement to consider it before signing it, and (c) that Employee has 7 calendar days to revoke this Agreement subsequent to the time Employee signed it. To revoke this Agreement, Employee shall deliver written notification of the revocation confidentially by fax to:

Energy XXI Gulf Coast, Inc.
Attention: Board of Directors, Lead Independent Director
Facsimile: (713) 351-3396

Notwithstanding anything herein to the contrary, if Employee has not executed this Agreement by the day that is 21 calendar days after Employee’s receipt of this Agreement, then this Agreement (including, without limitation, Employer’s obligation to make the Severance Payments) will automatically terminate and shall have no further force or effect.

5.          Covenant Not to Sue. Employee warrants that neither Employee, nor anyone acting on Employee’s behalf, has filed any claim, charge or action against any of Employer Released Parties based in whole or in part on any matter covered by Paragraph 4 above. To the extent permitted by law, at no time subsequent to the execution of this Agreement will Employee file, maintain, or execute upon, or cause or permit the filing or maintenance or execution upon, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency, or any other tribunal, any judgment, charge, claim or action of any kind, nature and character whatsoever, known or unknown, which Employee released under Paragraph 4 above. Employee also agrees not to file or maintain against Employer any judgment, charge, claim, or action of any kind in a representative, collective, or class capacity on behalf of others. Nothing in this Agreement precludes Employee from filing a discrimination charge with or participating in an investigation conducted by the Equal Employment Opportunity Commission (or similar state agency); provided, however, that if any administrative charge or lawsuit is commenced in relation thereto that is based in whole or in part on any matter covered by Paragraph 4 in a court or administrative agency, Employee waives and agrees not to accept any award of money or other damages as a result of such charge or lawsuit.

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6.          No Admission; Reliance. Neither this Agreement nor anything contained in this Agreement shall be construed as an admission of any fact, issue, liability, or wrongdoing by either party hereto. The parties acknowledge that they have not executed this Agreement in reliance on any promise, representation, statement, warranty or agreement other than those set forth expressly herein.

7.          Non-Disparagement. Employee agrees that Employee will not, directly or indirectly, make any disparaging, derogatory, or defamatory remarks about Employer, any of its affiliates, or any of Employer’s or such affiliates’ executives, officers, directors, or managers, and Employee further agrees not to make any negative comments to the media, or otherwise attempt to generate negative publicity about Employer, any of its affiliates, or any of Employer’s or such affiliates’ executives, officers, directors, or managers. Nothing contained in this paragraph or any other provision of this Agreement shall prevent Employee from (i) making or initiating communications directly with, responding to any inquiry from, volunteering information to, making reports to, or testifying truthfully before any governmental or self-regulatory agency or entity, including but not limited to the U.S. Securities and Exchange Commission, regarding possible violations of law or regulation, or (ii) engaging in concerted activity protected by the National Labor Relations Act or other applicable law or regulation, and Employee is not required to advise or seek permission from Employer prior to engaging in any such activity; provided, however, that in connection with any such activity with a governmental or self-regulatory agency or entity, Employee shall inform such agency or entity that the information Employee is providing is confidential and, provided further that Employee is not permitted to reveal any information that is protected by the attorney-client privilege or attorney-work product protection or any other privilege belonging to Employer.

8.          Return of Property / Future Employment. Employee agrees that he will promptly (a) deliver to Employer any property (or any copy or other manifestation thereof) of Employer, including, without limitation, computers, cellular phones, wireless or similar devices, books, papers or records, correspondence, email, documents, reports, and data, whether in tangible or electronic form (collectively, the “Employer Property”) in his possession; (b) delete all the Employer Property stored in electronic form on his personal computer(s) or other electronic storage devices; and (c) not provide (and hereby represents and warrants that he has not provided) any copy, whether in electronic form or not, of any Employer Property to any third party other than in the normal and proper conduct of his responsibilities for Employer. If Employee should subsequently discover any Employer Property in his possession, Employee shall immediately return it and all copies thereof to Employer. Employee agrees not to seek employment or other remunerative relationship with Employer or Employer’s affiliates in the future.

9.          Other Agreements. Employee agrees that he will continue to be subject to and comply fully with all of his existing and going-forward obligations to Employer, either under any existing agreement or otherwise.

10.         Representations and Warranties. Employee represents and warrants that Employee has signed this Agreement voluntarily and without duress or undue influence and that Employee understands that Employee is providing a full release of legal claims. Employee represents and warrants that Employee has not assigned or transferred to any person not a party to this Agreement any matter or any part or portion or any matter released under this Agreement and Employee will defend, indemnify, and hold harmless Employer from and against any claim (including the payment of attorneys’ fees and costs incurred in litigation or otherwise) based on or in connection with or arising out of any such assignments or transfer made.

11.         Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Texas. The language of this Agreement shall be construed as a whole according to its fair meaning, and not strictly for or against any of the parties hereto.

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12.         Entire Agreement/Severability/Modification. This constitutes the entire agreement between the parties concerning Employee’s resignation from employment. Every clause and provision in this Agreement is severable from every other clause and provision so that if any is found to be illegal or unenforceable for any reason such will not affect the enforceability of the remainder of this Agreement. The parties agree that no waiver by any party of any particular provision or right under this Agreement shall be deemed to be a waiver of any other provision or right herein. This Agreement may be modified only by written instrument executed by the parties hereto.

13.         Counterpart Execution. This Agreement may be executed in counterparts, all of which are identical and all of which constitute one and the same instrument. It shall not be necessary for Employer and Employee to sign the same counterpart.

[Remainder of Page Left Blank; Signature Page Follows]

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AGREED TO AND ACCEPTED:

Antonio de Pinho	Energy XXI Gulf Coast, Inc.

/s/ Antonio De Pinho	By:	/s/ Michael S. Reddin
Michael S. Reddin
Chairman of the Board, Chief Executive Officer
and President

Date: February 5, 2017	Date: February 2, 2017

[Signature Page to Resignation Agreement and General Release]